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                                                                    Exhibit 10.1

                             LACROSSE FOOTWEAR, INC.
                      2001 STOCK INCENTIVE PLAN, AS AMENDED

Section 1. Establishment

      LACROSSE FOOTWEAR, INC. (the "Company") hereby establishes a stock incentive plan for certain officers and other key employees, as described herein, which shall be known as the "LACROSSE FOOTWEAR, INC. 2001 STOCK INCENTIVE PLAN" (the "Plan"). It is intended that stock options (including both incentive stock options and nonstatutory stock options) may be granted under the Plan.

Section 2. Purpose

      The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

Section 3. Effective Date of the Plan

      The effective date of the Plan is the date of its adoption by the Board, December 11, 2000, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve months of the effective date, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

Section 4. Stock Subject to Plan

      Subject to adjustment in accordance with the provisions of Section 8, common stock, $.01 par value per share, not to exceed 600,000 shares, may be issued pursuant to the Plan. Such shares may be authorized and unissued or treasury shares. If any options expire, are canceled, or terminate for any reason without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

Section 5. Administration

      The Plan shall be administered by the Board and/or the Compensation Committee (the "Committee") of the Board consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.162-27 promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act ("Section 16 Participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

      The Committee and the Board each shall have authority to grant stock options ("Awards") to eligible employees of the Company and its present and future subsidiaries under the Plan. Subject to the express provisions

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of the Plan, the Committee and the Board each shall have authority to establish such rules and regulations as they deem necessary or advisable for the proper administration of the Plan, and, in their discretion, to determine the individuals to whom, and the time or times at which Awards shall be granted, the type of Awards, the exercise periods, limitations on exercise, the number of shares to be subject to each Award and any other terms, limitations, conditions and restrictions on Awards as the Committee or the Board, in its discretion, deems appropriate; provided, however, that the maximum number of shares, subject to adjustment in accordance with the provisions of Section 8, subject to Award that any one Participant (as hereinafter defined in Section 6 hereof) can be granted under the Plan during its term is 150,000. In making such determinations, the Committee and the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee or the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee and the Board each shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements (which need not be identical), to waive any conditions or restrictions with respect to any Award and to make all other determinations necessary or advisable for the administration of the Plan. The Committee and Board determinations on the matters referred to in this Section 5 shall be conclusive.

Section 6. Eligibility

      Awards may be granted to officers and other key employees of the Company and of any of its resent and future subsidiaries ("Participants") under the Plan. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to receive an Award.

Section 7. Grants of Options

(a) Grant. Subject to the provisions of the Plan, the Committee and the Board each may grant stock options to Participants in such amounts as they shall determine. The Committee and the Board each shall have full discretion to determine the terms and conditions (including vesting) of all options. The Committee or Board shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option and shall enter into option agreements with Participants accordingly.

(b) Option Price. The per share option price, as determined by the Committee or Board, shall be an amount not less than 100% of the fair market value of the stock on the date such option is granted (110% in the case of incentive stock options granted pursuant to Section 422(c)(5) of the Code), as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee or Board ("Fair Market Value").

(c) Option Period. The term of each option shall be as determined by the Committee or Board, but in no event shall the term of an incentive stock option exceed a period of ten (10) years from the date of its grant.

(d) Maximum Per Participant. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries may not exceed $100,000. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option.

(e) Exercise of Option. The Committee or Board shall prescribe the manner in which a Participant may exercise an option which is not inconsistent with the provisions of this Plan. An option may be exercised, subject to limitations on its exercise and the provisions of subparagraph (g), from time to time, only by
(i) providing written notice of intent to exercise the option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made
(i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

(f) Transferability of Option. The options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant, except that a Participant

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may, to the extent allowed by the Committee or Board and in a manner specified by the Committee or Board, (a) designate in writing a beneficiary to exercise the option after the Participant's death, and (b) transfer any option.

(g) Termination of Employment. In the event a Participant leaves the employ of the Company and/or its subsidiaries whether voluntarily or by reason of dismissal, disability or retirement, all rights to exercise an option shall terminate immediately unless otherwise determined by the Committee or Board or provided in the option agreement granted to such Participant.

Section 8. Capital Adjustment Provisions

      In the event of any change in the shares of common stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to the individual Participant limits specified in Section 5, the number and class of shares subject to each outstanding Award, and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Committee or Board, whose determination shall be conclusive.

Section 9. Termination and Amendment of Plan

      The Plan shall terminate on December 10, 2010, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company's deduction under Section 162(m) of the Code for all Awards granted under the Plan, to assure conformity of the Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code and to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under any Award previously granted. Notwithstanding the foregoing, the authority of the Committee and the Board to administer the Plan, or waive any conditions or restrictions with respect to an option, shall extend beyond the date of the Plan's termination.

Section 10. Rights of Employees

      Nothing in this Plan or in any Awards shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant's or employee's employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company or any of its subsidiaries.

Section 11. Rights as a Shareholder

      A Participant shall have no rights as a shareholder with respect to shares covered by any option until the date of issuance of the stock certificate to such Participant and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

Section 12. Tax Withholding

      The Company may deduct and withhold from any cash otherwise payable to a Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes in connection with any Award. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participant pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

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      A Participant may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Participant. The election shall be made in writing and shall be made according to such rules and in such form as the Committee or Board may determine.

Section 13. No Fractional Shares

      No fractional shares shall be issued or delivered pursuant to the Plan, and the Committee or the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Requirements of Law

      The granting of Awards under the Plan and the issuance of shares in connection with an Award shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan or any award agreement, the Company shall have no liability to deliver any shares under the Plan or make any payment with respect to any award unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Section 15. Miscellaneous

      The grant of any Award under the Plan may also be subject to other provisions as the Committee or Board determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards, which means may provide for a return to a Participant on amounts deferred as determined by the Committee or Board; (b) the purchase of stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange or Nasdaq National Market requirements.

Section 16. Agreements

      Awards granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee or Board shall from time to time adopt.

Section 17. Governing Law

      The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereof. If any provision of this Plan or any award agreement or any Award, (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee or Board, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee or Board, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.